UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 22, 2013

TOWN SPORTS INTERNATIONAL

HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52013	20-0640002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Penn Plaza (4th Floor), New York, New York 10001

(Address of Principal Executive Offices, Including Zip Code)

(212) 246-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01 Other Information.

On October 22, 2013, Town Sports International Holdings, Inc. (the “Company”) announced that it will commence the solicitation of lenders to participate in a new secured credit facility (the “New Credit Facility”) for its subsidiary, Town Sports International, LLC (the “Borrower”), to refinance (the “Refinancing”) the Borrower’s existing senior secured credit facility (the “Existing Credit Facility”). The Company expects the facility to be arranged by Deutsche Bank Securities Inc. and KeyBanc Capital Markets, Inc. The Existing Credit Facility had a term loan balance of approximately $315.7 million as of September 30, 2013 with a revolving credit facility of $50 million, with the term loan maturing on May 11, 2018 and the revolving credit facility maturing on May 11, 2016. The New Credit Facility is expected to consist of an approximate $325 million term loan with an expected maturity date of November 2020, and $45 million revolving credit facility, with an expected maturity date of November 2018. In addition, the Company is seeking for the New Credit Facility to lower its cost of financing and provide the Company with greater flexibility, including with respect to paying dividends on its stock.

The presentation to the prospective lenders will provide that subject to the completion of the Refinancing, the Company currently intends to initiate in December 2013 a quarterly dividend payment to stockholders of the Company, in an amount between $0.14 and $0.16 per share. The declaration, amount, timing and payment of any dividend to stockholders will be subject to the sole discretion of the Company’s Board of Directors and will be based on, and affected by, a number of factors, including the completion of the Refinancing on acceptable terms, the operating results and financial requirements of the Company, and any other factors deemed relevant by the Company’s Board of Directors.

The Company and the Borrower are seeking to complete the Refinancing in mid-November 2013 subject to, among other factors, receipt of satisfactory pricing terms and market conditions. There can be no assurance that the Company or the Borrower will be able to consummate the Refinancing or the terms of any Refinancing or that the Board of Directors will declare the initial dividend or any future quarterly dividend, or if the Board of Directors does declare a dividend, the amount of such dividend.

Forward-Looking Statements:

Statements in this report that do not constitute historical facts, including, without limitation, statements relating to the Company’s intention and ability to consummate the Refinancing and its current consideration of a regular quarterly cash dividend and other statements that are predictive in nature or depend upon or refer to events or conditions, or that include words such as “expects,” “anticipated,” “intends,” “plans,” “believes,” “estimates” or “could”, are “forward-looking” statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control, including, among others, the ability of the Company to successfully negotiate the New Credit Facility on acceptable terms, the actual declaration, amount, timing and payment of any dividend, the level of market demand for the Company’s services, economic conditions affecting the Company’s business, the geographic concentration of the Company’s clubs, competitive pressures, the ability to achieve reductions in operating costs and to continue to integrate acquisitions, environmental initiatives, any security and privacy breaches involving customer data, the application of Federal and state tax laws and regulations, the levels and terms of the Company’s indebtedness, and other specific factors discussed herein and in other releases and public filings made by the Company (including the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission). The Company believes that all forward-looking statements are based on reasonable assumptions when made; however, the Company cautions that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update these statements in light of subsequent events or developments. Actual events or results may differ materially from anticipated events or results or outcomes discussed in any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. (Registrant)

Date: October 22, 2013	By:	/s/ Daniel Gallagher
Daniel Gallagher
Chief Financial Officer